UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2009

RAM Holdings Ltd.
(Exact name of registrant as specified in charter)

Bermuda	001-32864	Not Applicable
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

RAM Re House
46 Reid Street
Hamilton HM 12 Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 296-6501

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     In connection with the previously announced delisting of the common shares of RAM Holdings Ltd. (the “Company”), on May 12, 2009, the Company entered into an agreement (the “Delisting/Deregistration Agreement”) with The PMI Group, Inc. and PMI Mortgage Insurance Co. (collectively, “PMI”) and High Ridge Capital Partners Limited Partnership (“High Ridge”). Pursuant to the Delisting/Deregistration Agreement, PMI and High Ridge have agreed to waive their respective demand registration rights set forth in the Amended and Restated Shareholders Agreement, dated May 2006 (the “Shareholders Agreement”), until May 6, 2010. In addition, the Company has agreed to furnish certain financial information to PMI and High Ridge, to adhere to certain corporate governance guidelines and to comply with certain covenants respecting resales of the Company’s common shares by PMI and High Ridge.

Item 8.01. Other Events.

     On April 24, 2009, the Company previously filed a Current Report on Form 8-K with respect to its intention to delist its common shares from the Nasdaq Global Market, to file a Form 25 with respect to such delisting and, subject to the approval of the Company’s Board of Directors, to file a Form 15 to deregister the Company’s common shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend the Company's obligations to file reports with the Securities and Exchange Commission (the “SEC”). Effective May 14, 2009, the Company’s common shares are delisted from the Nasdaq Global Market and trade on the Pink Sheets under the symbol RAMR. In addition, the Bermuda Stock Exchange is now the Company’s primary listing.

     On May 12, 2009, the Board of Directors approved the deregistration of the common shares and the suspension of the Company's reporting obligations. The Company intends to file with the SEC Forms 15 on May 14, 2009 to terminate the registration of the common shares under Section 12(g) of the Exchange Act and to suspend the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

     The Board of Directors also authorized certain actions in furtherance of the Company's business strategy to preserve capital and reduce expenses, as previously described in the Company's Annual Report on Form 10-K for the year ended December 31, 2008. In particular, the Board of Directors authorized the Company to (i) suspend the dividend on the Company's Series A preference shares, and (ii) after the June 15, 2009 dividend on the Class B preference shares of RAM Reinsurance Company Ltd. ("RAM Re") has been declared, to suspend subsequent dividends on such Class B preference shares. The Board of Directors may determine to resume dividends on the foregoing preference shares in the future in its discretion.

     The Board of Directors also authorized certain actions in furtherance of the Company's business strategy to use excess capital to repurchase its securities, as previously described in the Company's Annual Report on Form 10-K for the year ended December 31, 2008. In particular, the Board of Directors authorized the Company to repurchase (A) up to all of the outstanding (i) senior notes of the Company, (ii) Class B preference shares of RAM Re, and (iii) Series A preference shares of the Company, and (B) up to 4 million or $2 million of the Company's common shares, from time to time, in each case subject to compliance with applicable laws, the Company's and RAM Re's organizational documents, and the applicable terms of such securities. The holders of the foregoing securities are under no obligation to sell them to the Company and the Company may not succeed in repurchasing such securities at prices acceptable to the Company or at all. The Company anticipates entering into a Rule 10b5-1 trading plan with an investment banking firm through which the Company may make purchases of its common shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Delisting/Deregistration Agreement, dated as of May 12, 2009, among RAM Holdings Ltd., The PMI Group, Inc., PMI Mortgage Insurance Co. and High Ridge Capital Partners Limited Partnership

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM Holdings Ltd.
(Registrant)

Dated: May 14, 2009
	By:	/s/ Victoria W. Guest
	Name:	Victoria W. Guest
	Title:	General Counsel